QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Naspers Limited's Significant Subsidiaries

        The following table presents, after giving pro forma effect to the merger and related transactions and the OpenTV transaction, as described in the registration statement on Form F-4 filed by Naspers Limited with the United States Securities and Exchange Commission, each of Naspers Limited's significant subsidiaries (including direct and indirect holdings), the area of business, the country of incorporation and percentage of shares of each subsidiary owned by Naspers Limited.

Name of subsidiary	Percentage ownership[1]	Business	Country of incorporation
Subscriber Platforms
MIH Investments (Proprietary) Limited	100.00	Holding company	South Africa
MIH Holdings Limited	100.00	Holding company	South Africa
MIH (BVI) Limited	100.00	Holding company	British Virgin Islands
Myriad Holdings Africa BV	100.00	Holding company	The Netherlands
MultiChoice Africa (Proprietary) Limited	100.00	Pay-TV operator in South Africa	South Africa
MultiChoice Africa Limited (BVI)	100.00	Pay-TV operator in Sub-Saharan Africa	British Virgin Islands
NetMed NV	84.65	Holding company in the Mediterranean	The Netherlands
NetMed Hellas SA	88.65	Content provider in Greece	Greece
MultiChoice Hellas SA	33.86	Pay-TV operator in Greece	Greece
MultiChoice Cyprus Limited	29.92	Pay-TV operator in Cyprus	Cyprus
M-Web Holdings Limited	100.00	Internet content provider in Africa	South Africa
M-Web (Thailand) Limited	100.00	Internet service provider in Thailand	Thailand
Internet Knowledge Service Centre Company Limited	62.50	Holding company in Thailand	Thailand
M-Web (Indonesia) Limited	100.00	Internet company in Indonesia	Indonesia
M-Web China (BVI) Limited	100.00	Internet service provider in China	British Virgin Islands
Tencent (BVI) Limited (QQ)	46.42	Instant messaging platform in China	British Virgin Islands
Technology
Irdeto Access BV	100.00	Pay-TV content protection technology	The Netherlands
Irdeto Access Inc.	100.00	Conditional access technology provider in United States	United States
Irdeto Access Inc. Technology (Beijing) Limited	100.00	Conditional access technology provider in China	China
Print Media
Media24 Limited	100.00	Newspaper publishing	South Africa
Paarl Media Holdings (Proprietary) Limited	73.68	Magazine printing	South Africa
Book Publishing
Nasboek Limited	100.00	Book publishing	South Africa
Private Education
Educor Limited	80.00	Adult training and higher education	South Africa

The percentage ownership refers to the effective ownership percentage of the group, excluding any shares held by stock compensation plans in the group.

QuickLinks

  Exhibit 21.1
List of Naspers' subsidiaries